Exhibit 10.34

People’s Republic of China	Printed by the Ministry of Land Resources of the People’s Republic of China
Mining permits
(copy)	Mining area inflection point coordinates:
Permit#: 3707820930004	X Y
Ownership of mining right: Zhucheng City Ziyang Ceramic Co., Ltd.	A: 3978427 20738260
Address: Zhucheng city, Huang Hua Town Wei Jin Zi Village	B: 3978425 20738152
Mine Name: Wei Jin Zi Clay Quarry	C: 3978486 20738154
Economic Type: private enterprise	D: 3978485 20738264
Minerals to be mined:
Mining method: Open-pit mining
Production scale: 30000 cubic meter per year	Mining depth: 13Meters
Mining area: 6700 square meter
Validity: 5 years from 2009/03/01 to 2014/02/28

Stamped by Zhucheng City Office of Mineral Resources Management
Mining Registration Seal
2009/03/05